[OPTICARE LOGO OMITTED]


                                                                    EXHIBIT 99.1
                                                                    ------------

                                 Contact: Christopher J. Walls, General Counsel OptiCare Health Systems, Inc.
                                 (203) 596-2236

                                 Jody Burfening/ Harriet Fried
                                 Lippert/Heilshorn & Associates
                                 (212) 838-3777

FOR IMMEDIATE RELEASE

                             OPTICARE HEALTH SYSTEMS
                  REPORTS FIRST QUARTER 2004 FINANCIAL RESULTS


WATERBURY, Conn., May 14, 2004 -- OptiCare Health Systems, Inc. (Amex: OPT) announced today that for the quarter ended March 31, 2004, OptiCare reported positive net income of $4,000. This compares to net income of $160,000 for the first quarter of 2003. Net revenues totaled $30,372,000 for the quarter ended March 31, 2004 compared to $31,996,000 for the same period in 2003.

For the first quarter of 2004, the company reported a net loss to common shareholders, after preferred stock dividends, of $170,000, or $0.01 per share. For the same period in 2003, the company reported net income available to common shareholders, after preferred stock dividends, of $20,000, or $0.00 per share.

"We are pleased with the progress our businesses are making," commented Dean J. Yimoyines, Chairman and Chief Executive Officer. "Our Consumer Vision segment performed very well as a result of increasingly effective sales efforts and its focus on higher margin products, and, in our Managed Vision business, sales of our new direct-to-employer product line have been steadily growing. We also recognized improved results at Wise Optical, where increased sales and reduced operating expenses reflect the many efforts we have made to strengthen the operations of this business."

Bill Blaskiewicz, Chief Financial Officer, added, "We have been working successfully to enhance OptiCare's balance sheet. As of March 31, 2004, we were able to reduce the company's debt by $2.0 million from year-end 2003 and by $23.8 million from year-end 2001. All of these improvements are helping us develop a strong foundation for OptiCare and create future growth opportunities for our company."

About OptiCare Health Systems, Inc.
-----------------------------------

OptiCare Health Systems, Inc. is an integrated eye care services company focused on vision benefits management, the distribution of products and software services to eye care professionals, and consumer vision services, including medical, surgical and optometric services and optical retail.

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. OptiCare's actual results could differ materially from those expressed or indicated by any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk that OptiCare may not be able to improve cash flow, may not be able to successfully integrate its acquisitions, to retain and attract qualified employees, the impact of current and future governmental regulations in existing lines of business, OptiCare's ability to successfully and profitably manage its operations and growth of the operations, if any, the risks related to managed care contracting, and the ability of OptiCare to successfully raise capital on commercially reasonable terms, if at all. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in OptiCare's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ending December 31, 2003. Forward-looking statements speak only as of the date they are made, and OptiCare undertakes no duty or obligation to update any forward-looking statements in light of new information or future events.


===============================================================================

                 OPTICARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)

                                                                 MARCH 31,          DECEMBER 31,          MARCH 31,
                                                                   2004                 2003                 2003
                                                              ----------------     ----------------    -----------------
    ASSETS
    CURRENT ASSETS:
       Cash and cash equivalents                                      $ 1,925              $ 1,695              $ 3,937
       Accounts receivable, net                                        10,795                9,369               12,144
       Inventories                                                      6,292                5,918                9,231
       Deferred income taxes, current                                       -                    -                1,660
       Other current assets                                             1,110                  567                  762
                                                              ----------------     ----------------    -----------------
           TOTAL CURRENT ASSETS                                        20,122               17,549               27,734
    Property and equipment, net                                         4,312                4,683                5,572
    Goodwill, net                                                      19,195               19,195               20,516
    Intangible assets, net                                              1,151                1,179                1,309
    Deferred income taxes, non-current                                      -                    -                3,140
    Other assets                                                        3,251                3,249                4,599
                                                              ----------------     ----------------    -----------------

    TOTAL ASSETS                                                     $ 48,031             $ 45,855             $ 62,870
                                                              ================     ================    =================


    LIABILITIES AND STOCKHOLDERS' EQUITY
    CURRENT LIABILITIES:
       Accounts payable                                               $ 9,620              $ 5,644             $ 12,090
       Accrued expenses                                                 5,720                5,507                5,940
       Current portion of long-term debt                                  380                1,124                2,763
       Other current liabilities                                        1,391                1,552                1,258
                                                              ----------------     ----------------    -----------------
            TOTAL CURRENT LIABILITIES                                  17,111               13,827               22,051
                                                              ----------------     ----------------    -----------------

    Long-term debt--related party                                           -                    -               16,036
    Other long-term debt, less current portion                         10,174               11,469                7,799
    Other liabilities                                                     519                  512                  678
                                                              ----------------     ----------------    -----------------
           TOTAL NON-CURRENT LIABILITIES                               10,693               11,981               24,513
                                                              ----------------     ----------------    -----------------


    Series B 12.5% mandatorily redeemable, convertible
       preferred stock--related party                                    5,809                5,635                5,158

    STOCKHOLDERS' EQUITY:
    Series C preferred stock--related party                                 1                    1                    -
    Common stock                                                           31                   30                   30
    Additional paid-in-capital                                         79,701               79,700               63,924
    Accumulated deficit                                              (65,315)             (65,319)             (52,806)
                                                              ----------------     ----------------    -----------------
             TOTAL STOCKHOLDERS' EQUITY                                14,418               14,412               11,148
                                                              ----------------     ----------------    -----------------
    TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY                                         $ 48,031             $ 45,855             $ 62,870
                                                              ================     ================    =================

                 OPTICARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

                                                                           THREE MONTHS
                                                                          ENDED MARCH 31,
                                                                ------------------------------------
                                                                     2004                2003
                                                                ---------------     ----------------
                  NET REVENUES:
                    Managed vision                                     $ 6,043              $ 7,408
                    Product sales                                       18,128               17,722
                    Other services                                       5,581                5,028
                    Other income                                           620                1,838
                                                                ---------------     ----------------
                     Total net revenues                                 30,372               31,996
                                                                ---------------     ----------------

                  OPERATING EXPENSES:
                     Medical claims expense                              4,644                5,744
                     Cost of product sales                              13,365               13,901
                     Cost of services                                    2,279                2,126
                     Selling, general and administrative                 9,322                8,808
                     Depreciation                                          403                  355
                     Amortization                                           28                   44
                     Interest                                              321                  751
                                                                ---------------     ----------------
                          Total operating expenses                      30,362               31,729
                                                                ---------------     ----------------

                  Income before income taxes                                10                  267
                  Income tax expense                                         6                  107
                                                                ---------------     ----------------
                  Net income                                                 4                  160
                  Preferred stock dividends                              (174)                (140)
                                                                ---------------     ----------------
                  Net income (loss) available to
                    common stockholders                                $ (170)                 $ 20
                                                                ===============     ================

                  EARNINGS (LOSS) PER SHARE:
                  Net income (loss) per common share:
                    Basic                                             $ (0.01)               $ 0.00
                    Diluted                                           $ (0.01)               $ 0.00